Exhibit 14.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 333-189758) of TAT Technologies Ltd. of our report dated March 19, 2014 relating to the financial statements, which appears in TAT Technologies Ltd.'s Annual Report on Form 20-F for the year ended December 31, 2013.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
March 21, 2014	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited

Kesselman & Kesselman, Trade Tower, 25 Hamered Street, Tel-Aviv 6812508, Israel,
P.O Box 50oo5 Tel-Aviv 6150001 Telephone: +972 -3- 7954555, Fax:+972 -3- 7954556, www.pwc.com/il